UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2014

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23189	41-1883630
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of the Matters to a Vote of Security Holders

The C.H. Robinson Worldwide, Inc. (the “Company”) 2014 Annual Meeting of Shareholders was held on May 8, 2014 in Eden Prairie, Minnesota. The number of outstanding shares on the record date for the 2014 Annual Meeting was 147,330,610. At the 2014 Annual Meeting, 125,925,382 shares, or approximately 85.5 percent of the outstanding shares, were represented in person or by proxy. At the 2014 Annual Meeting of Shareholders, the shareholders of the Company: (1) elected each of the seven director nominees set forth below to serve one-year terms, expiring at the 2015 Annual Meeting of Shareholders; (2) approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers; and (3) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The results of the matters voted upon by the shareholders are as follows:

	Number of Shares
	For	Against	Abstain	Broker Non-Vote
Election of Directors
Scott P. Anderson	102,424,473	3,900,693	704,058	18,896,158
Robert Ezrilov	101,725,068	4,601,413	702,743	18,896,158
Wayne M. Fortun	102,155,167	4,169,431	704,626	18,896,158
Mary J. Steele Guilfoile	102,667,309	3,657,617	704,298	18,896,158
Jodee A. Kozlak	102,551,187	3,773,042	704,995	18,896,158
Rebecca Koening Roloff	98,017,134	3,820,177	5,191,913	18,896,158
Brian P. Short	86,789,578	19,534,472	705,174	18,896,158

In addition, the terms of office of the following directors continued after the meeting: David W. MacLennan, James B. Stake, and John P. Wiehoff serve in the class whose term expires in 2015.

Approval, on a non-binding basis, of the compensation of the Company’s Named Executive Officers	76,767,271	24,679,730	5,582,223	18,896,158
Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm	121,383,624	1,773,969	2,767,789	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell
Vice President, General Counsel and Secretary

Date: May 12, 2014